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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 26, 1998

                      RARE HOSPITALITY INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

         GEORGIA                    0-19924                    58-1498312
(State of Incorporation)     (Commission File No.)          (I.R.S. Employer
                                                           Identification No.)


                                8215 ROSWELL ROAD
                                  BUILDING 200
                             ATLANTA, GEORGIA 30350
          (Address of principal executive offices, including zip code)


                                 (770) 399-9595
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS

         On October 26, 1998, the Company announced that its Board of Directors has authorized the repurchase of up to $5 million of its outstanding common stock from time-to-time through October 1999. These purchases will be made in the open market, through block purchases or in privately negotiated transactions, at the discretion of the Company's management, and will be subject to the availability of shares at prices the Company deems appropriate and to applicable securities regulations. The repurchased shares will be returned to authorized but unissued shares and will be available for general corporate purchases. The Company intends to finance the repurchases from cash flow from operations and its existing credit facility.






                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RARE HOSPITALITY
                                    INTERNATIONAL, INC.
                                       (REGISTRANT)



                                    /s/ W. Douglas Benn
                                    --------------------------------------------
                                    W. Douglas Benn
                                    Executive Vice President
                                    and Chief Financial Officer
                                    (Principal Financial Officer and Chief
                                    Accounting Officer, and a duly authorized
                                    officer)


Date: November 2, 1998




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